                                                                    EXHIBIT 4.4

WHEN RECORDED, RETURN TO:

Troutman Sanders
NationsBank Plaza
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308
Attn:  Criton Constantinides, Esq.

                  SECOND PRIORITY DEED OF TRUST, SECURITY AGREEMENT
                           AND ASSIGNMENT OF LEASES AND RENTS


    THIS SECOND PRIORITY DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as the "Deed of Trust") is made and entered into this 28th day of March, 1996, by MARQUEST MEDICAL PRODUCTS, INC., a Colorado corporation (hereinafter referred to as "Trustor"), whose address for notice hereunder is 11039 East Lansing Circle, Englewood, Colorado 80112,
Attention: President, to THE PUBLIC TRUSTEE OF DOUGLAS COUNTY, COLORADO ("Trustee") for the benefit of SCHERER CAPITAL, LLC, a Delaware limited liability company (hereinafter referred to as "Beneficiary").


                                     WITNESSETH:

                                      Article 1

                                     DEFINITIONS

    1.1 DEFINITIONS. As used herein the following terms shall have the following meanings:

         (a) BENEFICIARY: Scherer Capital, LLC, whose address for notice is 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339, Attention: President.

         (b)  EVENT OF DEFAULT:  Any happening or occurrence described in
Article 6 hereinbelow.

         (c) FIXTURES: All materials, supplies, equipment, apparatus and other items now owned or hereafter acquired by Trustor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, including, but not limited to, any and all partitions, dynamos, window screens and shades, drapes, rugs and other floor coverings, awnings, motors, engines, boilers, furnaces, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatus and equipment, water tanks, swimming pools, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric

- --------------------------------------------------------------------------------

    THIS INSTRUMENT IS TO BE FILED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS.

    THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE AS DESCRIBED IN PARAGRAPH 9.5 HEREOF, IN COMPLIANCE WITH THE REQUIREMENTS OF ARTICLE 9, SECTION 402 OF THE COLORADO UNIFORM COMMERCIAL CODE (4-9-402 C.R.S. 1973).

    THE MAILING ADDRESS OF BENEFICIARY IS: SCHERER CAPITAL, LLC,
2859 PACES FERRY ROAD, SUITE 300, ATLANTA, GEORGIA 30339,
ATTENTION:  PRESIDENT.

machinery, appurtenances and equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, elevators, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities, whether or not situated in easements, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof.

         (d) GOVERNMENTAL AUTHORITY: Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise), whether now or hereafter in existence, having jurisdiction over Trustor or the Mortgaged Property.

         (e) IMPOSITIONS: (i) All real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the ownership, use, occupancy or enjoyment thereof, or any portion thereof, or the sidewalks, streets or alleyways adjacent thereto; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees that are or may become a lien against the Mortgaged Property.

         (f) IMPROVEMENTS: Any and all buildings, covered garages, utility sheds, workrooms, open parking areas, structures and other improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land, or any part thereof.

         (g) INDEBTEDNESS: (i) The principal of, interest on and all other amounts, payments and premiums due under or secured by the Notes, this Deed of Trust, and any and all other documents now or hereafter executed by Trustor or any other person or party in connection with the loans evidenced by the Notes;
(ii) such additional sums, with interest thereon, as may hereafter be borrowed from Beneficiary, its successors or assigns, by Trustor or the then record owner of the Mortgaged Property, when evidenced by a promissory note which, by its terms, is secured hereby (it being contemplated that such future indebtedness may be incurred); and (iii) such additional sums, with interest thereon, as may hereafter be advanced by Beneficiary, its successors or assigns in accordance with this Deed of Trust to protect the security hereof.

         (h) LAND: The real estate or interest therein described in EXHIBIT "A" attached hereto and incorporated herein by this reference, all Fixtures or other improvements situated thereon and all rights, titles and interests appurtenant thereto.

         (i) LEASES: Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or here-after in effect) to which Trustor is a party and which grant a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits made in connection therewith, save and except any and all leases, subleases or other agreements pursuant to which Trustor is granted a possessory interest in the Land.

         (j) LEGAL REQUIREMENTS: (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations,

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permits, certificates or ordinances of any Governmental Authority in any way applicable to Trustor or the Mortgaged Property, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Mortgaged Property or the ownership, use or occupancy thereof; (iii) Trustor's presently or subsequently effective By-laws and Articles of Incorporation; and (iv) any lease or other contract pursuant to which Trustor is granted a possessory interest in the Land.

         (k) LOAN AGREEMENT: That certain Loan and Security Agreement of even date herewith between Trustor and Beneficiary, together with any and all amendments and supplements thereto.

         (l) MAJOR AGREEMENT: (i) Each operating, cross-easement, restriction or similar agreement material to the use and operation of the Mortgaged Property encumbering or affecting the Mortgaged Property and any adjoining property,
(ii) each management agreement with respect to the Mortgaged Property, and
(iii) all other agreements, such as engineers' contracts, utility contracts, maintenance agreements and service contracts, material to the use and operation of the Mortgaged Property.

         (m) MORTGAGED PROPERTY: The Land, Improvements, Fixtures, Personalty, Leases and Rents together with:

              (i) all rights, privileges, tenements, hereditaments, royalties, minerals, oil and gas rights, rights-of-way, easements, appendages, and appurtenances in any way appertaining thereto, and all right, title and interest, if any, of Trustor, now existing or hereafter acquired, in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof; and

              (ii) all of Trustor's right, title and interest in and to all betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein; and

              (iii) subject to the rights of Trustor under Article 8 hereof, all of Trustor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Land, Improvements, Fixtures or Personalty, including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land; and

              (iv) subject to the rights of Trustor under Paragraph 4.8 hereof, all of Trustor's right, title and interest in and to any proceeds of insurance required or maintained pursuant to the terms of Paragraph 4.7 hereof; and

              (v) subject to the rights of Trustor under Paragraph 10.2 hereof, all of Trustor's right, title and interest in and to all of the Major Agreements, Leases and Rents; and

              (vi) any and all other security and collateral, of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations.

As used in this Deed of Trust, the term "Mortgaged Property" shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest of Trustor therein.

         (n) NOTE OR NOTES: Individually or collectively, as the context permits or requires, the following described promissory notes, together with any and all renewals, amendments, supplements, rearrangements, reinstatements, enlargements or extensions of the same, and any other promissory note or notes executed and delivered pursuant to the Loan Agreement or which by its or their terms is secured by this Deed of Trust:

    Those certain Convertible Secured Notes executed from time to time by Trustor pursuant to the Loan Agreement and payable to Beneficiary, in the maximum aggregate principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), with final payment being due on April 1, 2001.

         (o) OBLIGATIONS: Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Indebtedness) made or undertaken by Trustor or any other party to any Security Document to Beneficiary, Trustee or others, as set forth in the Loan Agreement, the Notes, this Deed of Trust, the Major Agreements, the Leases and all other documents now or hereafter executed by Trustor or any other such party to any Security Document in connection with the loans evidenced by the Notes and in any deed, lease, sublease or other form of conveyance or any other agreement pursuant to which Trustor is granted a possessory interest in the Land.

         (p) PERMITTED ENCUMBRANCES: The outstanding deeds of trust, liens, easements, restrictions, security interests and other matters (if any) as reflected on EXHIBIT "B" attached hereto and the liens and security interests created by the Security Documents. The first priority deed of trust reflected on EXHIBIT "B" is referred to herein as the "Prior Deed of Trust."

         (q) PERSONALTY: All of the right, title and interest of Trustor in and to all furniture, furnishings, equipment, machinery, building supplies and materials, goods, insurance proceeds, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidence of credit or indebtedness deposited by or on behalf of Trustor with any governmental agencies, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, consultant fees and development costs, and all other personal property (other than the Fixtures) of any kind or character, as defined in and subject to the provisions of Article 9 of the Colorado Uniform Commercial Code, which are now or hereafter located, or to be located, upon, within or about the Land and the Improvements, or which are or may be used in or related to the planning, development, financing or operation of the Mortgaged Property, together with all accessories, additions, replacements and substitutions thereto or therefor and the proceeds thereof (Trustor hereby agreeing with respect to all additions and replacements to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm the conveyance, transfer and assignment of any of the foregoing).

         (r) RENTS: All of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Major Agreements or the Leases other than Trustor for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property, or any part thereof.

         (s) SECURITY DOCUMENTS: The Loan Agreement, the Notes, this Deed of Trust, and any and all other documents now or hereafter executed by, Trustor or any other person or party to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations.

         (t)  TRUSTEE:  The Public Trustee of Douglas County, State of
Colorado.

         (u) TRUSTOR: The above-defined Trustor, whether one or more, and any and all subsequent owners of the Mortgaged Property, or any part thereof [without hereby implying Beneficiary's consent to any Disposition (as defined in Paragraph 6.2 hereinbelow)] of the Mortgaged Property.


                                      Article 2

                                 GRANT AND CONVEYANCE

    2.1 GRANT AND CONVEYANCE. For the purpose of securing the repayment of the Indebtedness and the performance of the Obligations, and upon the terms and conditions contained in this Deed of Trust, Trustor irrevocably grants, conveys and assigns the Mortgaged Property to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession.


                                      Article 3

                            WARRANTIES AND REPRESENTATIONS

    Trustor hereby unconditionally warrants and represents to Beneficiary as follows (which warranties and representations have been and will be relied upon in advancing funds to Trustor under the Security Documents):

    3.1 NO DEFAULT. The execution, delivery and performance by Trustor of the Security Documents will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any Legal Requirement, Lease or Major Agreement, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Trustor's property or assets. To the best of Trustor's knowledge, no event has occurred (including specifically Trustor's execution of the Security Documents and Beneficiary's consummation of the loans represented thereby) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default of a material nature under any Legal Requirement, Lease or Major Agreement, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the Mortgaged Property other than the liens and security interests created by or expressly permitted under the Security Documents.

    3.2 TITLE TO MORTGAGED PROPERTY AND PRIORITY OF THIS INSTRUMENT. Trustor has good, marketable and indefeasible title to the Land (in fee simple) and Improvements, and good and marketable title to the Fixtures and Personalty, free and clear of any liens, charges, encumbrances, security interests, claims, easements, restrictions, options, leases (other than the Leases), covenants and other rights, titles, interests or estates of any nature whatsoever except the Permitted Encumbrances. This Deed of Trust constitutes a valid and subsisting second priority deed to trust, prior in right, on the Land, Improvements and Fixtures, subject only to the Permitted Encumbrances; a valid, subsisting second priority security interest in and to the Personalty and to the extent that the terms Leases and Rents include items covered by Article 9 of the Colorado Uniform Commercial Code, in the Leases and Rents, subject only to the Permitted Encumbrances; and a valid, subsisting second priority assignment of the Leases and Rents not covered by said Article 9, subject only to the Permitted Encumbrances, all in accordance with the terms hereof.

    3.3 HAZARDOUS SUBSTANCES. As used below, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes or materials, any pollutants or contaminants (including, without limitation, asbestos and raw materials which include hazardous constituents), or any other similar substances, or materials which are included under or regulated by any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up, including, without limitation, "CERCLA", as amended, or as may be amended from time to time, "RCRA", as amended, or as may be amended from time to time, or state lien or state superlien or environmental clean-up statutes (all such laws, rules and regulations being referred to collectively as "Environmental Laws"). Trustor warrants, represents and agrees as follows:

         (a)(i) The Mortgaged Property is not subject to any private or governmental lien, or to the best of Trustor's knowledge to any judicial or administrative notice or action, relating to Hazardous Substances or environmental problems, impairments or liabilities with respect thereto, or the direct or indirect violation of any Environmental Laws.

         (ii) No other personal or real property owned by Trustor is subject to any private or governmental lien, or to the best of Trustor's knowledge to any judicial or administrative notice or action, relating to Hazardous Substances or environmental problems, impairments or liabilities with respect thereto, or the direct or indirect violation of any Environmental Laws, which could materially and adversely affect the business, properties, financial position, results of operations or prospects of Trustor, and which Beneficiary could determine is likely to result in a future default under any covenant set forth in Section 7.8 of the Loan Agreement.

         (b) Trustor shall not allow any Hazardous Substances to be stored, located, discharged, possessed, managed, processed or otherwise handled on the Mortgaged Property other than small quantities which are utilized in the ordinary course of business of the Mortgaged Property, and which are used and disposed of in a lawful manner, and Trustor shall comply with all Environmental Laws affecting the Mortgaged Property.

         (c) Trustor shall immediately notify Beneficiary should Trustor become aware of (i) the existence of any Hazardous Substance in, on or beneath the Mortgaged Property or any other property owned by Trustor in violation of any Environmental Law with respect to the Mortgaged Property or any other property owned by Trustor, (ii) any "release" or threatened "release" (as defined in CERCLA and rules and regulations promulgated thereunder) of any Hazardous Substances on or from the Mortgaged Property or any other real property owned by Trustor, or (iii) any lien, action, or notice of the nature described in subparagraph (b) above. Trustor shall, at its own cost and expense, take all actions as shall be necessary or advisable for the clean-up of the Mortgaged Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws, and shall further pay or cause to be paid at no expense to Beneficiary all clean-up, administrative, and enforcement costs of applicable government agencies asserted against the Mortgaged Property or the owner thereof. All costs, including, without limitation, those costs set forth above, damages, liabilities, losses, claims, expenses (including attorneys' fees and disbursements) which are incurred by Beneficiary, without requirement of waiting for the ultimate outcome of any litigation, claim or other proceeding, shall be paid by Trustor to Beneficiary as incurred within ten (10) days after notice from Beneficiary itemizing the amounts incurred to the date of such notice.

         (d) Upon reasonable prior notice to Trustor, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial proceeding) enter and inspect the Mortgaged Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any hazardous substance into, onto, beneath or from the Mortgaged Property. Except in cases of emergency, any such inspection shall be conducted in a manner which does not unreasonably interfere with the operation of the Mortgaged Property.

    All warranties and representations contained in this Paragraph 3.3 shall be deemed to be continuing and shall remain true and correct in all material respects until the Indebtedness has been paid in full and any limitations period expires. Notwithstanding anything to the contrary contained herein or in any of the other Security Documents, Trustor's agreements and Trustor's indemnification of Beneficiary contained in Paragraph 3.3 shall survive the exercise of any remedy by Beneficiary under any of the Security Documents, including foreclosure (or deed in lieu thereof), even if, as a part of such foreclosure or deed in lieu of foreclosure, the Indebtedness is satisfied in full, but only with respect to liability or costs arising as a result of events occurring prior to the date upon which Trustor is divested of title to the Mortgaged Property, whether voluntarily, involuntarily or by operation of law.


                                      Article 4

                                AFFIRMATIVE COVENANTS

    Trustor hereby unconditionally covenants and agrees with Beneficiary as follows:

    4.1 PAYMENT AND PERFORMANCE. Trustor will pay the Indebtedness due from Trustor, as and when called for in the Security Documents, and on or before the due dates thereof, and will perform all of the Obligations to be performed by Trustor in full and on or before the dates same are to be performed.

    4.2 EXISTENCE. Trustor will preserve and keep in full force and effect its existence, rights, franchises and trade names.

    4.3 COMPLIANCE WITH LEGAL REQUIREMENTS. Trustor will promptly and faithfully comply with, conform to and obey all present and future Legal Requirements in all material respects, whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Mortgaged Property.

    4.4 SECOND DEED OF TRUST STATUS. Trustor will protect the second priority security deed status of this Deed of Trust and the other Security Documents and will not place, or permit to be placed, or otherwise convey, mortgage, hypothecate or encumber the Mortgaged Property with, any other lien or security deed or interest of any nature whatsoever (statutory, constitutional or contractual), regardless of whether same is allegedly or expressly inferior to the title created by this Deed of Trust, without the prior written consent of Beneficiary. If any lien or security interest is asserted against the Mortgaged Property, Trustor will, at its own cost and expense, (a) promptly pay the underlying claim in full or take such other action so as to cause same to be released or bonded to Beneficiary's satisfaction; and (b) within ten (10) days from the date Trustor first has knowledge of such claim, lien or security interest, give Beneficiary notice of such claim, lien or security interest.
Such notice shall specify who is asserting such claim, lien or security interest and shall detail the origin and nature of the underlying claim giving rise to such asserted claim, lien or security interest.

    Trustor will observe and comply with all of the terms and conditions of the Prior Deed of Trust and any and all documents evidencing or securing the indebtedness secured thereby (the "Prior Loan Documents"). Trustor will immediately forward to Beneficiary copies of all notices and other correspondence received by Trustor under or relating to the Prior Loan Documents. Without Beneficiary's prior written consent, Trustor will not amend or modify the Prior Loan Documents, or increase (or permit the increase of) the indebtedness secured thereby to an amount greater than $ 100.00

    4.5 PAYMENT OF IMPOSITIONS. Trustor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the due date thereof, or the day prior to the day any fine, penalty, interest or cost may be added thereto or imposed, or the day prior to the day any lien may be filed, for the nonpayment thereof (if such day is used to determine the due date of the respective item); provided, however, that Trustor may, if, to the extent and in the manner permitted by law, (a) pay the Impositions in installments, whether or not interest shall accrue on the unpaid balance of such Impositions, if such installment payment would not create or permit the filing of a lien against the Mortgaged Property, and (b) contest the payment of any Impositions in good faith and by appropriate proceedings provided that: (i) any such contests shall be prosecuted diligently and in a manner not prejudicial to the rights, liens and security interests of Beneficiary, (ii) if an Event of Default is then in existence, Trustor shall deposit funds with Beneficiary or obtain a bond in form and substance and with an issuing company reasonably satisfactory to Beneficiary in an amount sufficient to cover any amounts which may be owing in the event the contest may be unsuccessful (Trustor agreeing to make such deposit or obtain such bond, as the case may be, within five (5) days after demand therefor and, that, if made by payment of funds to Beneficiary, the amount so deposited shall be disbursed in accordance with the resolution of the contest either to

Trustor or the adverse claimant), (iii) no contest may be conducted and no payment may be delayed beyond the date on which the Mortgaged Property could be sold for nonpayment, and (iv) Beneficiary may pay over to the taxing authority entitled thereto any or all of the funds at any time when, in the opinion of Beneficiary's counsel, the entitlement of such authority to such funds is established. Subject to Trustor's right to contest as provided for herein, Trustor shall submit to Beneficiary copies of tax statements and paid tax receipts evidencing the due and punctual payment of all real estate and personal property taxes, charges and assessments levied upon or assessed or charged against the Mortgaged Property on or before thirty (30) days of the delinquent date of any such taxes.

    In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt, or security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes so as to adversely affect Beneficiary, Trustor will pay any such tax on or before the due date thereof.
If Trustor fails to make such prompt payment or if, in the opinion of Beneficiary, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits Trustor from making such payment or would penalize Beneficiary if Trustor makes such payment or if, in the opinion of Beneficiary, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Indebtedness and all interest accrued thereon shall, at the option of Beneficiary, become immediately due and payable.

    4.6 REPAIR. Trustor will keep the Mortgaged Property in first class order and condition, and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order and condition. Trustor will also use its best efforts to prevent any act or occurrence which might materially impair the value or usefulness of the Mortgaged Property for its intended usage, as set forth in the Security Documents. In instances where repairs, replacements, renewals, additions, betterments, improvements or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste or destruction thereof, Trustor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in Paragraph 5.2 hereinbelow; provided, however, that in instances where such emergency measures are to be taken, Trustor will notify Beneficiary, in writing, of the commencement of same and the measures to be taken, and when same are completed, the completion date and the measures actually taken.

    4.7 INSURANCE. (a) Trustor will obtain and maintain, or cause to be obtained and maintained, insurance upon and relating to the Mortgaged Property, insuring against personal injury and death, loss by fire and such other hazards, casualties and contingencies (including business interruption insurance covering loss of Rents and builder's all risk coverage) as are normally and usually covered by extended coverage policies in effect where the Land is located and such other risks as may be reasonably specified by Beneficiary, from time to time, all in such amounts and with such insurers of recognized responsibility as are reasonably acceptable to Beneficiary. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) except as otherwise provided in Paragraph 4.7(c) below, proceeds will be payable to

Beneficiary as its interest may appear, it being agreed by Trustor and Beneficiary that such payments, less Beneficiary's expenses in collecting such insurance proceeds, shall be applied, (A) to the restoration, repair or replacement of the Mortgaged Property (hereinafter referred to as the "Work") if all of the following conditions are satisfied within ninety (90) days from the date of such damage or destruction:

         (I) In Beneficiary's reasonable opinion, the insurance proceeds are sufficient to pay all costs of the Work. To the extent the proceeds are not sufficient to pay all costs of the Work, Beneficiary will permit Trustor to deposit such additional funds with Beneficiary or demonstrate to Beneficiary's reasonable satisfaction Trustor's ability to pay such additional costs of the Work;

         (II) Trustor has delivered to Beneficiary a construction contract for the Work in form and content reasonably acceptable to Beneficiary with a contractor reasonably satisfactory to Beneficiary; and

         (III) No Event of Default is continuing and no event has occurred and no facts exists which with notice or lapse of time, or both, would constitute an Event of Default;

or (B) if any of the conditions above is not satisfied, at Beneficiary's option, either to the restoration, repair or replacement of the Mortgaged Property or toward the payment of the Indebtedness; (ii) the coverage of Beneficiary shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Trustor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be cancelled, endorsed, altered or reissued to effect a material change in coverage for any reason and to any extent whatsoever unless such insurer shall have first given Beneficiary thirty
(30) days prior written notice thereof; and (iv) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or reissuance, and such payments shall be accepted by the insurer to prevent same. Beneficiary shall be furnished with a certificate of insurance with respect to all liability insurance required by the terms of this Paragraph
4.7 and a certified copy (certified by the applicable insurer) of the original of each other initial policy coincident with the execution of this Deed of Trust and a certified copy (certified by the applicable insurer) of each renewal policy not less than fifteen (15) days prior to the expiration of the initial or each preceding renewal policy, together with receipts or other evidence that the premiums thereon have been paid. Trustor shall furnish to Beneficiary, on or before thirty (30) days after the close of each of Trustor's fiscal year, a statement certified by Trustor or a duly authorized officer of Trustor of the amounts of insurance maintained in compliance with this Paragraph 4.7, of the risks covered by such insurance, and of the insurance company or companies which carry such insurance.

    (b) The delivery of any insurance policies hereunder shall constitute an assignment of all unearned premiums as further security hereunder. In the event of the foreclosure of this Deed of Trust in extinguishment or partial extinguishment of the Indebtedness, all right, title and interest of Trustor in and to all insurance policies then in force shall pass to the purchaser or to Beneficiary, as the case may be, and Beneficiary is hereby irrevocably appointed by Trustor as attorney-in-fact for the Trustor to assign any such policy to said purchaser or to Beneficiary, as the case may be, without accounting to Trustor for any unearned premiums thereon.

    (c) Notwithstanding the terms of subparagraph 4.7(a)(i) above, in the event of a casualty causing less than One Hundred Thousand Dollars ($100,000.00) of damage to the Mortgaged Property, and so long as no Event of Default is continuing and no event has occurred or facts or conditions exists which with the lapse of time or the giving of notice, or both, would in Beneficiary's judgment constitute an Event of Default, then the insurance proceeds payable with respect to such casualty may be paid directly to Trustor, to be used by Trustor for the restoration and repair of the Mortgaged Property.

    4.8  APPLICATION OF PROCEEDS.

    If the proceeds of the insurance described in Paragraph 4.7 hereinabove are to be used for the Work, such proceeds shall be paid out by Beneficiary from time to time to Trustor (or, at the option of Beneficiary, jointly to Trustor and the persons furnishing labor and/or material incident to the Work or directly to such persons) as the Work progresses, subject to the following conditions: (a) if the cost of the Work estimated by Beneficiary shall exceed $100,000.00, prior to the commencement thereof (other than Work to be performed on an emergency basis to protect the Mortgaged Property or prevent interference therewith), (i) an architect or engineer, approved by Beneficiary, shall be retained by Trustor (at Trustor's expense) and charged with the supervision of the Work, and (ii) Trustor shall have prepared, submitted to Beneficiary, and secured Beneficiary's written approval of, the plans and specifications for such Work; (b) each request for payment by Trustor shall be made on ten (10) days' prior written notice to Beneficiary and shall be accompanied by a certificate to be executed by the architect or engineer supervising the Work (if one is required pursuant to Paragraph 4.8(a) hereinabove), otherwise by Trustor or an executive officer of Trustor, stating, among such other matters as may be reasonably required by Beneficiary, that: (i) all of the Work completed has been done in substantial compliance with the plans and specifications submitted to Beneficiary; (ii) the sum requested is justly required to reimburse Trustor for costs and expenses incurred by Beneficiary and for payments by Trustor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other persons rendering services or materials for the Work (giving a brief description of such services and materials); (iii) subject to Paragraph 4.8 (f) hereinbelow, when added to all sums previously paid out by Trustor, the sum requested does not exceed the value of the Work done to the date of such certificate; and (iv) the amount of insurance proceeds remaining in the hands of Beneficiary will be sufficient on completion of the Work to pay for the same in full (giving, in such reasonable detail as the Beneficiary may require, an estimate of the cost of such completion); (c) each request shall be accompanied by waivers of lien and affidavits from Trustor's general contractor, satisfactory in form and substance to Beneficiary, covering that part of the Work for which payment or reimbursement was requested with respect to the immediately preceding request for payment, and by a search prepared by a title company or licensed abstractor or by other evidence satisfactory to Beneficiary that there has not been filed with respect to the Mortgaged Property any unbonded mechanic's lien or other lien, affidavit or instrument asserting any lien or any lien rights with respect to the Mortgaged Property; (d) there has not occurred any Event of Default since the hazard, casualty or contingency giving rise to payment of the insurance proceeds; (e) in the case of the request for the final disbursement, such request is accompanied by a copy of any Certificate of Occupancy or other certificate required by any Legal Requirement to render occupancy of the damaged portion of the Mortgaged Property lawful; and
(f) if, in Beneficiary's judgment, the amount of such insurance proceeds will not be sufficient to complete the Work (which determination may be made prior to or during the performance of the Work), then Trustor shall deposit with Beneficiary, immediately upon request therefor, an amount of money which, when added to such insurance proceeds, will be sufficient, in Beneficiary's judgment, to complete the Work. If, upon completion of the Work, any portion of the insurance proceeds has not been disbursed to Trustor (or one or more of the other aforesaid persons) incident thereto, Beneficiary may, at Beneficiary's option, disburse such balance to Trustor or apply such balance toward the payment of the Indebtedness, whether or not then due. Nothing herein shall be interpreted to prohibit Beneficiary from (y) withholding from each such disbursement ten percent (10%) (or such greater amount, if permitted or required by any Legal Requirement) of the amount otherwise herein provided to be disbursed, and from continuing to withhold such sum, until the Work has been completed and Trustor has delivered to Beneficiary final lien waivers and affidavits from Trustor's general contractor, satisfactory in form and substance to Beneficiary, at which time the amount withheld shall be disbursed to, or at the direction of, Trustor, or (z) applying at any time the whole or any part of such insurance proceeds to the curing of any Event of Default.

    4.9 RESTORATION FOLLOWING CASUALTY. If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to or loss or destruction of the Mortgaged Property, Trustor will give notice thereof to Beneficiary immediately and, if so instructed by Beneficiary, will promptly, at Trustor's sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property in accordance with the provisions of Paragraph 4.8 and all Legal Requirements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.

    4.10 PRIOR DEED OF TRUST. So long as the Prior Deed of Trust remains outstanding, the disposition of insurance proceeds will be governed by the Prior Deed of Trust; provided however, that (i) any insurance proceeds which by the terms of the Prior Deed of Trust are to be disbursed to Trustor shall be governed by, and disbursed pursuant to, this Deed of Trust, and (ii) if, and to the extent, this Deed of Trust requires Trustor to maintain types of insurance not required by the Prior Deed of Trust, or insurance in amounts greater than required by the Prior Deed of Trust, Trustor shall maintain the types of insurance, and in the amounts, required hereby.

    4.11 INSPECTION. Trustor will permit Trustee and Beneficiary and their agents, representatives and employees to inspect the Mortgaged Property at all reasonable times.

    4.12 HOLD HARMLESS. Trustor will defend, at its own cost and expense, and hold Beneficiary and Trustee harmless from any action, proceeding or claim affecting the Mortgaged Property or the Security Documents, and all costs and expenses incurred by Beneficiary or Trustee in protecting its interests hereunder in such an event (including all court costs and attorneys' fees) shall be borne by Trustor and secured hereby.

    4.13 TAX AND INSURANCE ESCROW. At Beneficiary's option, in order to implement the provisions of Paragraphs 4.5 and 4.7 hereinabove, Trustor shall pay to Beneficiary monthly, annually, or as otherwise directed by Beneficiary, an amount (together with interest earned thereon, the "Escrowed Sums") equal to the sum of (a) the annual Impositions (estimated by Beneficiary, wherever necessary) to become due for the tax year during which such payment is so directed and (b) the insurance premiums for the same year for those insurance policies as are required hereunder. If Beneficiary determines that any amounts theretofore paid by Trustor are insufficient for the payment in full of such Impositions and insurance premiums, Beneficiary shall notify Trustor of the increased amounts required to provide a sufficient fund, whereupon Trustor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary's notice. The Escrowed Sums shall be held by Beneficiary in an interest-bearing account (with all interest earned on such account being credited to such account) and may be commingled with Beneficiary's other funds. Upon assignment of this Deed of Trust, Beneficiary shall pay over the balance of the Escrowed Sums then in its possession to its assignee whereupon, provided the assignee expressly assumes Beneficiary's obligations hereunder with respect such Escrowed Sums, the Beneficiary shall then become completely released from all liability with respect thereto. Within ninety-five (95) days following the full payment of the Indebtedness (other than a full payment of the Indebtedness as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens and security interests securing the Indebtedness) or at such earlier time as Beneficiary may elect, the balance of the Escrowed Sums in its possession shall be paid over to Trustor and no other party shall have any right or claim thereto. If no Event of Default shall have occurred and be continuing hereunder, the Escrowed Sums shall, at the option of Beneficiary, either (i) be repaid to Trustor in sufficient time to allow Trustor to satisfy Trustor's obligations under the Security Documents to pay the Impositions and the required insurance premiums or (ii) be paid directly to the Governmental Authority and the insurance company entitled thereto on or before the date such payments are due. If an Event of Default shall have occurred and be continuing hereunder, however, Beneficiary shall have the additional option of crediting the full amount of the Escrowed Sums against the Indebtedness. Notwithstanding anything to the contrary contained in this Paragraph 4.13 or elsewhere in this Deed of Trust, Beneficiary hereby reserves the right to waive the payment by Trustor to Beneficiary of the Escrowed Sums, and, in the event Beneficiary does so waive such payment, it shall be without prejudice to Beneficiary's rights to insist, at any subsequent time or times, that such payments be made in accordance herewith. The provisions of this Paragraph 4.13 are not intended to contravene any applicable requirements of the laws of the State of Colorado, and from time to time the provisions of this Paragraph 4.13 shall be deemed modified as necessary to be in conformance with the laws of the State of Colorado (provided that the provisions of this Paragraph 4.13 shall be controlling to the extent any contrary requirements of Colorado law may be waived, and Trustor hereby waives those requirements of Colorado law to the fullest extent allowed).

                                      Article 5

                                  NEGATIVE COVENANTS

    Trustor hereby covenants and agrees that until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged:

    5.1 USE VIOLATIONS. Trustor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Mortgaged Property in any manner or for any purpose which (a) violates any Legal Requirement, Lease or Major Agreement, (b) constitutes a public or private nuisance, or (c) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

    5.2 ALTERATIONS. Trustor will not commit (and will not permit) any waste of the Mortgaged Property and will not (subject to the provisions of Paragraphs
4.6 and 4.9 hereinabove), without the prior written consent of Beneficiary, make or permit to be made any alterations or additions to the Mortgaged Property.

    5.3 REPLACEMENT OF FIXTURES AND PERSONALTY. Trustor will not, without the prior written consent of Beneficiary, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal suitability and value, owned by Trustor, free and clear of any lien or security interest except such lien or security interest as may be first approved, in writing, by Beneficiary.

    5.4 ENCUMBRANCE UPON MORTGAGED PROPERTY. Trustor shall not, without the prior written consent of Beneficiary, create, place or permit to be created or placed or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, security deed, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to the Mortgaged Property, other than the Permitted Encumbrances.

                                      Article 6

                                  EVENTS OF DEFAULT

    The term "Event of Default", as used in the Security Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

    6.1 FAILURE IN PAYMENT OF INDEBTEDNESS. If Trustor shall fail, refuse or neglect to pay, in full, any installment or portion of the Indebtedness due from Trustor as and when the same shall become due and payable, whether at the due date thereof stipulated in the Security Documents, or at a date fixed for prepayment, or by acceleration or otherwise, and such failure, refusal or neglect continues for a period of five (5) days.

    6.2 DISPOSITION OF MORTGAGED PROPERTY. If Trustor sells, leases, exchanges, assigns, conveys, transfers or otherwise disposes of (herein collectively called "Disposition") all or any portion of the Mortgaged Property (or any interest therein), without the prior written consent of Beneficiary. It is expressly agreed that in connection with determining whether to grant or withhold such consent, Beneficiary may (but is not obligated to), among other things, (i) consider the creditworthiness of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property,
(ii) consider whether or not the security for repayment of the Indebtedness and the performance of the Obligations, or Beneficiary's ability to enforce its rights, remedies and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (iii) require that Beneficiary be reimbursed for all costs and expenses incurred by Beneficiary in investigating the creditworthiness and management ability of the party to whom such Disposition will be made and in determining whether Beneficiary's security will be impaired by the proposed Disposition, (iv) require the payment to Beneficiary of a transfer fee to cover the cost of documenting the Disposition in its records, (v) require the payment of its attorney's fees incurred in connection with such Disposition, (vi) require the express assumption, from and after the date of such Disposition, of Trustor's obligation to pay the Indebtedness and perform the Obligations by the party to whom such Disposition will be made (with or without the release of Trustor from liability for such Indebtedness and Obligations), (vii) require the execution of Assumption Agreements, Modification Agreements, Supplemental Security Documents and Financing Statements satisfactory in form and substance to Beneficiary, and (viii) require endorsements (to the extent available under applicable law) to any existing mortgagee title insurance policies insuring this Deed of Trust and the security interests covering the Mortgaged Property.

    6.3 ENCUMBRANCE UPON MORTGAGED PROPERTY. If the Trustor shall, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any mortgage, security deed, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on, or conditional sale or other title retention agreement, regardless of whether same are expressly subordinate to the liens of the Security Documents, with respect to the Mortgaged Property, other than the Permitted Encumbrances.

    6.4 DEFAULT IN PRIOR LOAN DOCUMENTS. If an event of default shall occur under the Prior Deed of Trust or any other Prior Loan Document, and not be cured within the applicable grace or cure period, if any.

    6.5 FORECLOSURE OF OTHER LIENS. If the holder of any lien or security interest or deed on the Mortgaged Property (without hereby implying Beneficiary's consent to the existence, placing, creating or permitting of any such lien or security interest or deed) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

    6.6 DEFAULT IN LOAN AGREEMENT OR OTHER DOCUMENTS. If an event of default shall occur under the Loan Agreement or any other Security Document (even though not listed as an Event of Default hereunder), and the same is not cured within the applicable cure period, if any.

    6.7 NOTICE OF DEFAULT NOT REQUIRED. Except as otherwise expressly provided herein or in the other Security Documents, no notice of default shall be required, and without Beneficiary's prior written consent, no right to cure shall be granted for the Events of Default described hereinabove.


                                      Article 7

                                BENEFICIARY'S REMEDIES

    7.1 REMEDIES. If an Event of Default shall occur, Beneficiary may, at its sole election, by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

         (a) ACCELERATION: Declare the Principal Balance (defined hereby as meaning the then unpaid principal balance on the Notes), the accrued interest and any other accrued but unpaid portion of the Indebtedness to be immediately due and payable, without further notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Trustor), whereupon the same shall become immediately due and payable, time being of the essence in this Deed of Trust.

         (b)  TERMINATION OF LICENSE AND/OR ENTRY ON MORTGAGED PROPERTY:
Demand that Trustor shall forthwith surrender to Beneficiary the actual possession of the Mortgaged Property, and/or terminate the license granted Trustor in Paragraph 10.2 hereof to receive the Rents and, to the extent permitted by law, enter and take possession of all of the Mortgaged Property without the appointment of a receiver, or an application therefor, and exclude Trustor and its agents and employees wholly therefrom, and have joint access with Trustor to the books, papers and accounts of Trustor.

         If Trustor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Beneficiary, Beneficiary may obtain a judgment or decree conferring upon Beneficiary the right to immediate possession or requiring Trustor to deliver immediate possession of the Mortgaged Property to Beneficiary, and Trustor hereby specifically covenants and agrees that Trustor will not oppose, contest or otherwise hinder or delay Beneficiary in any action or proceeding by Beneficiary to obtain such judgment or decree. Trustor will pay to Beneficiary, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Beneficiary, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Indebtedness and shall be secured by this Deed of Trust.

         Upon every such entering upon or taking of possession, Beneficiary may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property (ii) insure or keep the Mortgaged Property insured (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Trustor to the same extent as Trustor could in its own name or otherwise act with respect to the same and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Beneficiary, all as Beneficiary from time to time may determine to be in its best interest. Whether or not Beneficiary has obtained possession of the Mortgaged Property, upon the termination of Trustor's license to receive the Rents, Beneficiary may collect, sue for and receive all the Rents and other issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter. Anything in this Deed of Trust to the contrary notwithstanding, Beneficiary shall not be obligated to discharge or perform the duties of the landlord to any tenant or lessee under any Lease, discharge or perform any obligations under any Major Agreement, or incur any liability as the result of any exercise by Beneficiary of its rights under this Deed of Trust, and Beneficiary shall be liable to account only for the Rents actually received by Beneficiary.

         Whether or not Beneficiary takes possession of the Mortgaged Property, Beneficiary may make, modify, enforce, cancel or accept surrender of any Major Agreement and Lease, remove and evict any tenant, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Mortgaged Property, and perform and discharge each and every obligation, covenant and agreement of Trustor contained in any Major Agreement or any Lease. Neither the entering upon and taking possession of the Mortgaged Property, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Beneficiary shall not be liable to Trustor, anyone claiming under or through Trustor, or anyone having an interest in the Mortgaged Property by reason of anything done or left undone by Beneficiary hereunder. Nothing contained in this Paragraph 7.1(b) shall require Beneficiary to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Mortgaged Property and/or collecting the Rents, any funds expended by Beneficiary for such purposes shall become a part of the Indebtedness secured by this Deed of Trust. Such amounts, together with interest at the Default Rate provided for under the Loan Agreement and attorneys' fees, if applicable, shall be immediately due and payable. Notwithstanding Beneficiary's continuance in possession or receipt and application of Rents, Beneficiary shall be entitled to exercise every right provided for in this Deed of Trust or by law upon or after the occurrence of an Event of Default. Any of the actions referred to in this Paragraph 7.1(b) may be taken by Beneficiary at such time as Beneficiary is so entitled, without regard to the adequacy of any security for the Indebtedness hereby secured.

         In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed of Trust shall be paid and all Events of Default shall be cured, and as a result thereof Beneficiary surrenders possession of the Mortgaged Property to Trustor, the same right herein given to Beneficiary shall continue to exist if any subsequent Events of Default shall occur.

         (c) FORECLOSURE. Execute a written notice of such Event of Default and of its election to cause the Mortgaged Property to be sold to satisfy the Indebtedness and the Obligations. As a condition precedent to any such sale, Trustee shall give and record such notice of default and election to sell as the law then requires. When the minimum period of time required by law after such notice has elapsed, or at any time thereafter, at Beneficiary's sole discretion, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Mortgaged Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale subject, however, to the provisions of Paragraph 7.10 below. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Mortgaged Property is sold. Subject to any requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale. Upon any sale and the expiration of applicable redemption periods, if any, and unless the Trustor has redeemed, Trustee shall execute and deliver to the holder of the certificate of purchase or last redemption certificate, as the case may be, a deed conveying the Mortgaged Property or portion thereof so sold, in the manner and form required by law, whereupon such purchaser or purchasers shall be let into immediate possession. In the event of a sale or other disposition of the Mortgaged Property, or any part thereof, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, and the execution of a deed or other conveyance pursuant thereto, the recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale. Nothing in this paragraph dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officers shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

         Beneficiary, may, in addition to and not in abrogation of the rights covered under the immediately preceding subparagraph, or elsewhere in this
Article 7, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Notes or the performance of any term, covenant, condition or agreement of this Deed of Trust or any other right and (ii) to pursue any other remedy available to it, all as Beneficiary at its sole discretion shall elect.

         (d) RECEIVER: Beneficiary, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, ex parte and without notice and without regard to the adequacy or value of any security for the Indebtedness or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the incomes, rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of Colorado. Trustor will pay to Beneficiary upon demand all expenses, including receiver's fees, attorneys' fees, costs and agent's compensation, incurred pursuant to the provisions of this Paragraph, and any such amounts paid by Beneficiary shall be added to the Indebtedness and shall be secured by this Deed of Trust.

         (e) PERFORMANCE BY BENEFICIARY: Pay, perform or observe any term, covenant or condition of this Deed of Trust not paid, performed or observed by Trustor, and all payments made or costs or expenses incurred by Beneficiary in connection therewith shall be secured hereby and shall be, upon demand, immediately repaid with interest thereon at the Default Rate provided in the Loan Agreement. Beneficiary shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Beneficiary is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Trustor or any person in possession holding under Trustor.

         (f) JUDICIAL FORECLOSURE; SPECIFIC PERFORMANCE: Commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Deed of Trust or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations.

         (g) OTHER: Exercise any and all other rights, remedies and recourses granted under the Security Documents (including, without limitation, those set forth in Articles 9 and 10 hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

    7.2 SEPARATE SALES. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Mortgaged Property, hereby waives all rights to have the Mortgaged Property and/or any other property which is now or later may be security for the Indebtedness and Obligations ("Other Property") marshalled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Indebtedness or Obligations. Trustee, if so directed by Beneficiary at Beneficiary's election, shall have the right to sell, and any court in which foreclosure proceedings may be brought shall have the right to order a sale of, the Mortgaged Property and any or all of the Other Property as a whole or in separate parcels, in any order that Beneficiary may designate. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Beneficiary, in its sole but reasonable discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

    7.3 REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted in the Security Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect in Colorado and applicable to the Mortgaged Property, the Leases, or any portion thereof); and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Trustor or others obligated under the Notes, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Trustor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

    7.4 NO CONDITIONS PRECEDENT TO EXERCISE OF REMEDIES. Neither Trustor nor any other person hereafter obligated for payment of all or any part of the Indebtedness, or fulfillment of all or any of the Obligations, shall be relieved of such obligation by reason of (a) the failure of Beneficiary to comply with any request of Trustor or of any other person so obligated, to foreclose this Deed of Trust or to enforce any provisions of the other Security Documents, (b) the release, regardless of consideration, of the Mortgaged Property or the addition of any other property to the Mortgaged Property, (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending, renewing, rearranging or in any other way modifying the terms of the Security Documents without first having obtained the consent of, given notice to or paid any consideration to Trustor or such other person, and in such event, Trustor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Beneficiary, or (d) by any other act or occurrence, save and except the complete payment of the Indebtedness and the complete fulfillment of all of the Obligations.

    7.5 RELEASE OF AND RESORT TO COLLATERAL. Beneficiary may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the conveyance, lien, encumbrance or security interests created in or evidenced by the Security Documents or their stature as a first and prior security deed, lien, encumbrance or security interest in and to the Mortgaged Property. For payment of the Indebtedness, Beneficiary may resort to any security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

    7.6 WAIVER OF APPRAISEMENT, VALUATION, ETC. Trustor agrees, to the full extent permitted by law, that, in case of an Event of Default, neither Trustor nor anyone claiming through or under Trustor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Mortgaged Property, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other remedy hereunder; and Trustor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have assets subject to the security interest of this Deed of Trust marshalled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.

    7.7 DISCONTINUANCE OF PROCEEDINGS. In case Beneficiary shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, entry or otherwise, or in the event Beneficiary commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Beneficiary, then in every such case (i) the parties hereto shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Beneficiary shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default and (iv) neither this Deed of Trust, nor the Notes, nor the Indebtedness, nor any other Security Document, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Trustor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

    7.8 APPLICATION OF RENTS AND PROCEEDS. The proceeds of any sale of the Mortgaged Property, and the Rents and all other sums received by Beneficiary under the Security Documents, shall be applied by Beneficiary (or the receiver, if one is appointed) to the extent that funds are so available therefrom to the following in the order of priority that Beneficiary, in its sole discretion, may determine:

      (a) To the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation, (i) receivers' fees,
    (ii) court costs, (iii) attorneys' and accountants' fees, (iv) costs of advertisement, (v) trustee's fees, and (vi) the payment of any and all Impositions, liens, security interests or other rights, titles or interests equal or superior to this Deed of Trust (except those to which the Mortgaged Property has been sold subject to and without in any way implying Beneficiary's prior consent to the creation thereof);

      (b) To the payment of all amounts, other than the Principal Balance and accrued but unpaid interest, which may be due under the Security Documents, together with interest thereon as provided therein;

      (c) To the payment of all accrued but unpaid interest due on the Notes;

      (d) To the payment of the Principal Balance and any remaining portion of the Indebtedness;

      (e) To the extent funds are available therefor, and to the extent known by Beneficiary, and required by law, to the payment of any indebtedness or obligation secured by a subordinate interest in the Mortgaged Property; and

      (f)     Any remaining funds to Trustor.

              TRUSTOR SHALL BE LIABLE FOR ANY DEFICIENCIES IN THE EVENT THE PROCEEDS ARE NOT SUFFICIENT TO COVER ITEMS (a) THROUGH (e) ABOVE.

    7.9 LEASES. Beneficiary, at its option, is authorized to foreclose this Deed of Trust subject to the rights of any lessees of the Mortgaged Property under any Leases, and the failure to make any such lessees parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Trustor, a defense to any proceedings instituted by Beneficiary to collect the Indebtedness.

    7.10 PURCHASE BY BENEFICIARY. Upon any foreclosure sale or sales of all or any portion of the Mortgaged Property under the power herein granted or pursuant to judicial proceedings, Beneficiary may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Indebtedness as a credit to the purchase price and, in such case, this Deed of Trust, the Note and documents evidencing expenditures secured hereby shall be presented to the person conducting the sale in order that the amount of said indebtedness so used or applied may be credited thereon as having been paid.

    7.11 POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary's interest, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment or further assurance with respect to the Leases and Rents in favor of the grantee of any such deed, as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary's security interests and rights in or to any of the "Collateral" (as defined herein), and (d) upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute an Event of Default, to perform any obligation of Trustor hereunder; provided, however, that: (i) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (ii) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this section.

    7.12 SUITS TO PROTECT THE MORTGAGED PROPERTY. Beneficiary shall have the power to institute and maintain such suits and proceedings as it may deem necessary or appropriate (i) to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or constitute an Event of Default under this Deed of Trust, (ii) to preserve or protect its interest in the Mortgaged Property and in the Leases and Rents arising therefrom, and (iii) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Beneficiary.

    7.13 PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Trustor, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Beneficiary allowed in such proceedings for the entire amount of the Indebtedness at the date of the institution of such proceedings and for any additional amount of the Indebtedness after such date.

    7.14 NO CURE OR WAIVER. Neither (a) the entry upon or taking possession of all or any part of the Mortgaged Property, (b) any collection of rents, issues, profits, insurance proceeds, condemnation awards, other security or proceeds of other security, or other sums, (c) the application of any collected sum to the Indebtedness or any Obligation, nor (d) the exercise of any other right or remedy (including without limitation, the assignment of Rents) by Beneficiary, Trustee or any receiver shall cure or waive any breach, Event of Default or notice of default under this Deed of Trust or limit or impair the Indebtedness, the Obligations or Trustor's liability therefor; nullify the effect of any notice of default or notice of sale (unless all Indebtedness Obligations then due have been paid and performed and Trustor has cured all other Events of Default); impair the status of the security; prejudice Beneficiary or Trustee in the exercise of any right or remedy; or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

                                      Article 8

                                     CONDEMNATION

    8.1 GENERAL. Immediately upon its obtaining knowledge of the institution or the threatened institution of any proceeding for the condemnation of the Mortgaged Property, or any part thereof, Trustor shall notify Trustee and Beneficiary of such fact. Trustor shall then, if requested by Beneficiary, file or defend its claim thereunder and prosecute same with due diligence to its final disposition and shall cause any awards or settlements to Trustor or any related party to be paid over to Beneficiary for disposition pursuant to the terms of this Deed of Trust. Trustor may be the nominal party in such proceeding, but Beneficiary shall be entitled to participate in and to control the same and to be represented therein by counsel of its own choice; and Trustor will deliver, or cause to be delivered, to Beneficiary such instruments as may be reasonably requested by it from time to time to permit such participation.
If the Mortgaged Property is taken or diminished in value, or if a consent settlement is entered, by or under threat of such proceeding, the award or settlement payable to Trustor by virtue of its interest in the Mortgaged Property shall be, and by these presents is, assigned, transferred and set over unto Beneficiary to be held by it in trust, subject to the lien and security interest of this Deed of Trust, and disbursed as follows:

         (a) If (i) all of the Mortgaged Property is taken, (ii) so much of the Mortgaged Property is taken, or the Mortgaged Property is so diminished in value, that the remainder thereof cannot (in Beneficiary's judgment) continue to be operated profitably for the purpose for which it was being used immediately prior to such taking or diminution, (iii) an Event of Default shall have occurred, or (iv) the Mortgaged Property is partially taken or diminished in value and (in Beneficiary's judgment) need not be rebuilt, restored or repaired in any manner, then, in any such event, the entirety of the sums so paid to Beneficiary shall be applied by it in the order recited in Paragraph 8.2 hereinbelow; or

         (b) If (i) only a portion of the Mortgaged Property is taken and the portion remaining can (in Beneficiary's judgment), with rebuilding, restoration or repair, be profitably operated for the purpose referred to in Paragraph 8.1(a)(ii) hereinabove, (ii) none of the other facts recited in Paragraph 8.1(a) hereinabove exists, (iii) Trustor shall deliver to

Beneficiary plans and specifications for such rebuilding, restoration or repair acceptable to Beneficiary, which acceptance shall be evidenced by Beneficiary's written consent thereto, and (iv) Trustor shall thereafter commence the rebuilding, restoration or repair and complete same, all in substantial accordance with the plans and specifications and within a time period acceptable to Beneficiary, and shall otherwise comply with Paragraph 4.8 hereinabove, then such sums shall be paid to Trustor to reimburse Trustor for money spent in the rebuilding, restoration or repair; otherwise, same shall be applied by Beneficiary in the order recited in Paragraph 8.2 hereinbelow.

    8.2 APPLICATION OF PROCEEDS. All proceeds received by Beneficiary with respect to a taking or a diminution in value of the Mortgaged Property by condemnation shall be applied:

         (a) to reimburse Trustee and Beneficiary for all costs and expenses, including attorneys' fees, incurred in connection with collection of the said proceeds;

         (b)  to the payment of those items recited in Paragraph 7.8(b) through
(f) hereinabove; provided, however, that if such proceeds are required under Paragraph 8.1(b) hereinabove to be applied to the rebuilding, restoration or repair of the Mortgaged Property, the provisions of Paragraphs 4.7 and 4.8 hereinabove shall determine the conditions precedent for utilizing such proceeds for such purpose.


                                      Article 9

                                  SECURITY AGREEMENT

    9.1 SECURITY INTEREST. This Deed of Trust (a) shall be construed as a deed to secure debt on the Mortgaged Property, and (b) shall also constitute and serve as a "Security Agreement" on personal property within the meaning of, and shall constitute until this Deed of Trust shall terminate as provided in Article 2 hereinabove, a first and prior security interest under the Uniform Commercial Code as enacted in the State of Colorado with respect to the Personalty, Fixtures, Major Agreements and Leases and Rents. To this end, Trustor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Beneficiary a first and prior security interest and all of Trustor's right, title and interest in, to, under and with respect to the Personalty, Fixtures, Major Agreements, and Leases and Rents ("Collateral"), subject to the Permitted Encumbrances, to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations. It is the intent of Trustor and Beneficiary that this Deed of Trust encumber all Major Agreements, Leases and Rents, that all items contained in the definition of "Major Agreements", "Leases" and "Rents" which are included within Article 9 of the applicable Uniform Commercial Code be covered by the security interest granted in this Article 9 and that all items contained in the definition of "Major Agreements", "Leases" and "Rents" which are excluded from Article 9 of the applicable Uniform Commercial Code be covered by the provisions of Article 2 and Article 10 hereof.

    9.2 FINANCING STATEMENTS. Trustor hereby agrees with Beneficiary to execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such Financing Statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary's security interest herein granted, and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.

    Notwithstanding any of the provisions hereof, Beneficiary shall not be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of such remedy under C.R.S. Section 4-9-505, or other applicable law.

    9.3 UNIFORM COMMERCIAL CODE REMEDIES. Beneficiary shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Major Agreements, and Leases and Rents afforded to a "Secured Party" by the aforesaid Uniform Commercial Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Security Documents.

    9.4 FIXTURE FILING. This Deed of Trust shall also constitute a "fixture filing" under C.R.S. Sections 4-9-313 and 4-9-402 of the Colorado Commercial Code as to any of the Collateral which is or may become a "fixture" under applicable law.

    9.5  WARRANTIES AND FINANCING STATEMENT REQUIREMENTS.

         (a) Trustor warrants that (i) Trustor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Subparagraph 9.5(b) hereof; (ii) Trustor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Subparagraph 9.5(b) hereof; and (iii) the location of the Collateral is upon the Land. Trustor covenants and agrees that Trustor will furnish Beneficiary with notice of any change in the matters addressed by clauses (i) or (iii) of this Subparagraph 9.5(a) within thirty (30) days of the effective date of any such change, and Trustor will promptly execute any financing statements or other instruments reasonably deemed necessary by Beneficiary to prevent any filed financing statement from becoming misleading or losing its perfected status.

         (b) The information contained in this Subparagraph 9.5(b) is provided in order that this Deed of Trust shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Colorado, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity or corporate structure and residence or principal place of business of "Debtor," and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change are as set forth in Schedule 1 of EXHIBIT "C" attached hereto and by this reference made a part hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained and the mailing address of "Debtor" are as set forth in Schedule 2 of said EXHIBIT "C" attached hereto; and a statement indicating the types, or describing the items, of Collateral is set forth hereinabove.

    9.6 FORECLOSURE OF SECURITY INTEREST. If an Event of Default shall occur, Beneficiary may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Article 7 or Article 10 hereof or referred to in Paragraph 9.3 hereinabove, to collect and receive all Rents and to proceed in the manner set forth in Article 9 of the applicable Uniform Commercial Code relating to the procedure to be followed when a Security Agreement covers both real and personal property.

    9.7 NO OBLIGATION OF BENEFICIARY. The assignment and security interest herein granted shall not be deemed or construed to constitute Beneficiary as a trustee in possession of the Mortgaged Property, to obligate Beneficiary to lease the Mortgaged Property or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Major Agreements, Leases or otherwise.

    9.8 HOLD HARMLESS. Beneficiary shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Major Agreements or the Leases or under or by reason of this Deed of Trust, and Trustor shall and does hereby agree to indemnify Beneficiary for and to hold Beneficiary harmless from any and all liability, loss or damage which it may or might incur under any of the Major Agreements or the Leases or under or by reason of this Deed of Trust and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Major Agreements or Leases. Should Beneficiary incur any such liability, loss or damage under any of the Major Agreements or Leases or under or by reason of this Deed of Trust or in the defense of any such claims or demands, the amount thereof, including all costs, expenses and attorneys' fees, shall be secured hereby, and Trustor shall reimburse Beneficiary therefor promptly upon demand.


                                      Article 10

                   ASSIGNMENT OF MAJOR AGREEMENTS, LEASES AND RENTS

    10.1 ASSIGNMENT. For ten dollars ($10.00) and other good and valuable consideration, including the indebtedness evidenced by the Note, the receipt and sufficiency of which are hereby acknowledged, Trustor has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY absolutely unto Beneficiary the Major Agreements, the Leases and the Rents subject only to the Permitted Encumbrances applicable thereto and the hereinafter referenced License. TO HAVE AND TO HOLD the Major Agreements, the Leases and the Rents unto Beneficiary, forever, and Trustor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Major Agreements, the Leases and the Rents, subject only to the Permitted Encumbrances applicable thereto, unto Beneficiary against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, should the Indebtedness be paid according to the tenor and effect thereof as and when same shall become due and payable and should the Obligations be performed and discharged on or before the date same are to be performed and discharged, then this assignment shall terminate and be of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in Trustor without the necessity of any further act or requirement by Trustor or Beneficiary.

    10.2 LIMITED LICENSE. Beneficiary hereby grants to Trustor a limited license (the "License"), nonexclusive with the rights of Beneficiary reserved in Paragraph 10.4 hereof, to exercise and enjoy all incidences of ownership of the Major Agreements, the Leases and the Rents, including specifically but without limitation the right to collect (but not more than one month in advance), demand, sue for, attach, levy, recover and receive the Rents, and to give proper receipts, releases and acquittances therefor.

    10.3 ENFORCEMENT OF MAJOR AGREEMENTS AND LEASES. So long as the License is in effect, Trustor shall (a) submit any and all proposed Major Agreements and Leases to Beneficiary for approval prior to the execution thereof, (b) duly and punctually perform and comply with any and all representations, warranties, covenants and agreements expressed as binding upon Trustor under any Major Agreement or Lease, (c) maintain each of the Major Agreements and Leases in full force and effect during the term thereof, (d) appear in and defend any action or proceeding in any manner connected with any of the Major Agreements and Leases,
(e) deliver to Beneficiary execution counterparts of all Major Agreements and Leases, (f) act in a commercially reasonable manner in entering into, performing and enforcing the Major Agreements and the Lease, and (g) deliver to Beneficiary such further information, and execute and deliver to Beneficiary such further assurances and assignments, with respect to the Major Agreements and Leases as Beneficiary may from time to time reasonably request. Without Beneficiary's prior written consent, Trustor shall not (h) do or knowingly permit to be done anything to materially impair the value of any of the Leases, (i) except for deposits not to exceed one month's rent for any one lessee, collect any of the Rent more than one (1) month in advance of the time when the same becomes due,
(j) discount any future accruing Rent, (k) amend or modify any of the financial or other economic terms of any Major Agreement or Lease, (l) terminate any Major Agreement or Lease other than as a result of a material default thereunder, or
(m) assign or grant a security interest in or to the License or any of the Major Agreements or Leases.

    10.4 SUITS; ATTORNMENT. Notwithstanding the License, Beneficiary hereby reserves, and upon the occurrence and during the continuance of an Event of Default may exercise, the right and Trustor hereby acknowledges that Beneficiary has the right (but not the obligation) to collect, demand, sue for, attach, levy, recover and receive any Rent, to give proper receipts, releases and acquittances therefor and, after deducting the expenses of collection, to apply the net proceeds thereof as a credit upon any portion of the Indebtedness selected by Beneficiary, notwithstanding that such portion selected may not then be due and payable or that such portion is otherwise adequately secured.
Trustor hereby authorizes and directs any lessee of the Mortgaged Property to deliver any such payment to, and otherwise to attorn all other obligations under the Leases direct to Beneficiary. Trustor hereby ratifies and confirms all that Beneficiary shall do or cause to be done by virtue of this Article 10. No lessee shall be required to inquire into the authority of Beneficiary to collect any Rent, and any lessee's obligation to Trustor shall be absolutely discharged to the extent of its payment to Beneficiary.

    10.5 REMEDIES. Upon or at any time after the occurrence of any Event of Default, Beneficiary, at its option and in addition to the remedies provided in
Article 7 hereof, shall have the complete, continuing and absolute right, power and authority to terminate the License solely by the giving of written notice of termination to Trustor. Upon Beneficiary's giving of such notice, the License shall immediately terminate without any further action being required of Beneficiary. Thereafter, Beneficiary shall have the exclusive right, power and authority to take any and all action as described in Paragraph 10.4 hereof, regardless of whether a foreclosure sale of the remainder of the Mortgaged Property has occurred under this Deed of Trust, or whether Beneficiary has taken possession of the remainder of the Mortgaged Property or attempted to do any of the same. No action referred to in Paragraph 10.4 or this Paragraph 10.5 taken by Beneficiary shall constitute an election of remedy.

    10.6 NO OBLIGATION OF BENEFICIARY. Neither the acceptance by Beneficiary of the assignment granted in this Article 10, nor the granting of any other right, power, privilege or authority in this Article 10 or elsewhere in this Deed of Trust, nor the exercise of any of the aforesaid, shall (a) prior to the actual taking of physical possession and operation control of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary as a "mortgagee in possession" or (b) at any time thereafter, obligate Beneficiary (i) to appear in or defend any action or proceeding relating to the Major Agreements, the Leases, the Rents or the remainder of the Mortgaged Property, (ii) to take any action hereunder, (iii) to expend any money or incur any expenses or perform or discharge any obligation, duty or liability with respect to any Major Agreement or Lease, (iv) to assume any obligation or responsibility for any deposits which are not physically delivered to Beneficiary or (v) for any injury or damage to person or property sustained in or about the Mortgaged Property.

    10.7 NO MERGER OF ESTATES. Except as permitted by Paragraph 10.2, so long as any part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge but rather shall remain separate and distinct, notwithstanding the union of such estates either in Trustor, Beneficiary, any lessee or any third party by purchase or otherwise.

    10.8 TRUSTOR'S INDEMNITIES. Trustor shall indemnify and hold Beneficiary and Trustee harmless from and against any and all liability, loss, cost, damage or expense which Beneficiary or Trustee may incur under or by reason of this assignment, or for any action authorized hereby which is taken by Beneficiary or Trustee pursuant to and in accordance with the provisions hereof, or by reason of or in defense of any and all claims and demands whatsoever which may be asserted against Beneficiary or Trustee arising out of the Major Agreements and the Leases. In the event Beneficiary or Trustee incurs any such liability, loss, cost, damage or expense, the amount thereof together with all attorneys' fees and interest thereon at the Default Rate specified in the Loan Agreement shall be payable by Trustor to Beneficiary or Trustee immediately, without demand, and shall be secured under Article 2 hereof.

    10.9 CONFLICT. It is the intent of the parties that no conflict exist between the absolute assignment contained in this Article 10 and the collateral conveyance contained in Article 2 hereof. However, if and to the extent any such conflict be perceived to exist as to the Major Agreements, the Leases or the Rents, such conflict shall be resolved in favor of the absolute assignment contained in this Article 10.


                                      Article 11

                                    MISCELLANEOUS

    11.1 PERFORMANCE AT TRUSTOR'S EXPENSE. Trustor shall (a) reimburse Beneficiary, promptly upon demand, for all amounts expended, advanced or incurred by Beneficiary to satisfy any obligation of Trustor under the Security Documents, which amounts shall include all court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants and other investigation expenses reasonably incurred by Beneficiary in connection with any such matters; and (b) pay any and all other costs and expenses of performing or complying with any and all of the Obligations. For all purposes of this Deed of Trust, Beneficiary's costs and expenses shall include, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Beneficiary of any documentary taxes, recording fees, brokerage fees, title insurance premiums and title surveys. In addition, Trustor recognizes and agrees that formal written appraisals of the Mortgaged Property by a licensed independent appraiser may be required by Beneficiary's internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis. Except to the extent that certain of these costs and expenses are included within the definition of Indebtedness, the payment by Trustor of any of these costs and expenses shall not be credited, in any way or to any extent, against any portion of the Indebtedness.

    11.2 SURVIVAL OF OBLIGATIONS. Each and all of the Obligations shall survive the execution and delivery of the Security Documents, and the consummation of the loan called for therein, and shall continue in full force and effect until the Indebtedness shall have been paid in full; provided, however, that nothing contained in this Paragraph 11.2 shall limit the obligations of Trustor as set forth in Paragraphs 3.3, 4.12, 9.8 and 10.8 herein.

    No merger shall occur as a result of Beneficiary's acquiring any other estate in, or any other lien on, the Mortgaged Property unless Beneficiary consents to a merger in writing. Furthermore, the assignment of the Rents and other liens, security interests, rights and remedies granted hereunder to Beneficiary, and the covenants, representations, warranties and obligations of Trustor which are not satisfied or discharged by any foreclosure of the Mortgaged Property, shall survive such foreclosure and remain in force and effect thereafter, it being acknowledged and agreed that all obligations of Trustor and rights and remedies of Beneficiary set forth herein are contractual in nature, and such obligations, rights and remedies, and all liens, assignments, security interests and other security provided to Beneficiary hereunder and under the other Security Documents (but excluding the lien against the Mortgaged Property or portions thereof that are foreclosed), shall not be extinguished by the subject foreclosure.

    11.3 FURTHER ASSURANCES. Trustor, upon the request of Beneficiary, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as may be necessary or appropriate to carry out more effectively the purpose of the Security Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

    11.4 RECORDING AND FILING. Trustor will cause the Security Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges related thereto.

    11.5 NOTICES. All notices or other communications required or permitted to be given pursuant to this Deed of Trust shall be in writing and shall be deemed to have been given or made when mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, if sent by national overnight courier, or if delivered in person to the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth in Paragraph 1.1(a) and the opening recital above; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of notice to the other party in the manner set forth hereinabove.

    11.6 NO WAIVER. Any failure by Trustee or Beneficiary to insist, or any election by Trustee or Beneficiary not to insist, upon strict performance by Trustor of any of the terms, provisions or conditions of the Security Documents shall not be deemed to be a waiver of same or of any other term, provision or condition thereof, and Trustee and Beneficiary shall have the right at any time or times thereafter to insist upon strict performance by Trustor of any and all such terms, provisions and conditions. No delay or omission by Trustee or Beneficiary, or by any holder of any of the Notes, to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default, or acquiescence therein, and every right, power and remedy given by this Deed of Trust to Trustee or Beneficiary may be exercised from time to time and as often as may be deemed expedient by Trustee or Beneficiary. No consent or waiver, expressed or implied, by Trustee or Beneficiary to or of any breach or Event of Default by Trustor in the performance of the Obligations of Trustor hereunder or to any other Event of Default shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Trustor hereunder. Failure on the part of Trustee or Beneficiary to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Trustee or Beneficiary of its rights hereunder or impair any rights, powers, or remedies of Trustee or Beneficiary hereunder.

    No act or omission by Trustee or Beneficiary shall release, discharge, modify, change or otherwise affect the original liability under the Notes, this Deed of Trust or any other Obligations of Trustor or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, cosigner, endorser, surety or guarantor, or preclude Trustee or Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or by any subsequent Event of Default, or alter the security title, security interest or lien of this Deed of Trust, except as expressly provided in an instrument or instruments executed by Trustee and Beneficiary. Without limiting the generality of the foregoing, Trustee and Beneficiary may: (i) grant forbearance or an extension of time for the payment of all or any portion of the Indebtedness; (ii) take other or additional security for the payment of the Indebtedness; (iii) waive or fail to exercise any right granted hereunder or in the Notes; (iv) change any of the terms, covenants, conditions or agreements of the Notes or this Deed of Trust;
(v) consent to the filing of any map, plat or replat affecting the Mortgaged Property; (vi) consent to the granting of any easement or other right affecting the Mortgaged Property; (vii) make or consent to any agreement subordinating the security title, security interest or lien hereof; or (viii) take or omit to take any action whatsoever with respect to the Notes, this Deed of Trust, the Mortgaged Property or any document or instrument evidencing, securing or in any way relating to the Indebtedness; all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Trustee or Beneficiary from exercising any such right, power or privilege, or affecting the security title, security interest or lien of this Deed of Trust. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Trustee and Beneficiary, without notice, are hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Indebtedness, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing and/or discharging any liabilities, Obligations or undertakings.

    11.7 BENEFICIARY'S RIGHT TO PERFORM THE OBLIGATIONS. If Trustor shall fail, refuse or neglect to make any payment or perform any act required by the Security Documents within the applicable notice and cure period, if any, then at any time thereafter, and without notice to or demand upon Trustor and without waiving or releasing any other right, remedy or recourse Beneficiary may have because of same, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Trustor, and shall have the right to enter the Land and Improvements for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may reasonably deem necessary or appropriate. If Beneficiary shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Security Documents, Beneficiary shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Trustor shall indemnify Beneficiary for all losses, expenses, damages, claims and causes of action, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Beneficiary pursuant to the provisions of this Paragraph 11.7 or by reason of any other provision in the Security Documents. All sums paid by Beneficiary pursuant to this Paragraph 11.7, and all other sums expended by Beneficiary to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate provided in the Loan Agreement from the date of such payment or expenditure until paid, shall constitute additions to the Indebtedness, shall be secured by the liens, security interests and rights created by the Security Documents and shall be paid upon demand. Beneficiary shall provide Trustor reasonable notice of any action taken by Beneficiary under this Paragraph 11.7.

    11.8 COVENANTS RUNNING WITH THE LAND. All Obligations contained in this Deed of Trust are intended to be, and shall be construed as, covenants running with the Mortgaged Property.

    11.9 SUCCESSORS AND ASSIGNS. All of the terms of the Security Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other persons claiming by, through or under them.

    11.10 SEVERABILITY. The Security Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Security Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by law.

    11.11 ENTIRE AGREEMENT AND MODIFICATION. The Security Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated. The Security Documents may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

    11.12 ASSIGNMENT. This Deed of Trust is assignable by Beneficiary and any such assignment hereof by Beneficiary shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Beneficiary.

    11.13 TIME IS OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Trustor under this Deed of Trust, the Notes and any and all other Security Documents.

    11.14 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

    11.15 APPLICABLE LAW. This Deed of Trust shall be governed by and construed according to the laws of the State of Colorado from time to time in effect, except that the laws of the State of Georgia and applicable United States Federal law shall determine whether or not the transaction evidenced by the Security Documents is usurious. It is expressly stipulated and agreed to be the intent of the parties to comply at all times with applicable Georgia law governing the maximum rate or amount of interest payable on the Indebtedness (or applicable United States Federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Georgia law). If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Loan Agreement, the Notes or under any of the other Security Documents, or contracted for, charged, taken, reserved or received with respect to the Indebtedness, or if Beneficiary's exercise of the option to accelerate the maturity of the Notes, or if any prepayment results in the payment of interest in excess of that permitted by applicable law, then it is the parties' express intent that all excess amounts theretofore collected by Beneficiary be credited to the principal balance of the Notes or any other principal indebtedness of Trustor (or, if the Notes and all other indebtedness have been or would thereby be paid in full, refunded to Trustor), and the provisions of the Loan Agreement, the Note, this Deed of Trust and the other Security Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding.

    11.16 SUBROGATION. If any or all of the proceeds of the Notes have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property, then, to the extent of such funds so used, the Indebtedness and this Deed of Trust shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, liens, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Beneficiary and are merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and the satisfaction of the Obligations.

    11.17 HEADINGS. The Article, Paragraph and Subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Paragraphs or Subparagraphs.

    11.18 NO JOINT VENTURE. Notwithstanding anything in any of the Security Documents or in any other agreement or commitment to the contrary, neither the Security Documents nor the transactions described in the Security Documents nor the rights and obligations granted therein shall in any way create or contribute to the creation of a partnership or joint venture or similar arrangement between Trustor and Beneficiary.

    11.19 JURY TRIAL WAIVER AND CONSENT TO JURISDICTION AND VENUE. EACH PARTY TO THIS DEED OF TRUST HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST SUCH PERSON OR THE OTHER PARTIES CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS DEED OF TRUST OR ANY OF THE OTHER SECURITY DOCUMENTS. EACH PARTY TO THIS DEED OF TRUST FURTHER AGREES AND CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN ATLANTA, GEORGIA WITH RESPECT TO ANY SUCH SUIT OR LEGAL ACTION, AND EACH PARTY TO THIS DEED OF TRUST FURTHER AGREES AND CONSENTS TO VENUE OF ANY FEDERAL COURT SITTING IN FULTON COUNTY, GEORGIA WITH REGARD TO ANY SUCH SUIT OR LEGAL ACTION.

    11.20 ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. Except as may be required by applicable law, Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trust hereunder and the enforcement of rights and remedies available hereunder, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trust and the enforcement of said remedies.

    11.21 LOAN AGREEMENT. Reference is hereby made for all purposes to the Loan Agreement, which is hereby incorporated by reference herein. In the event of a conflict between the terms and provisions hereof and the Loan Agreement, the Loan Agreement shall govern.


    IN WITNESS WHEREOF, Trustor has executed this Deed of Trust under seal, as of the day and year first above written.

                             "Trustor"

                             MARQUEST MEDICAL PRODUCTS, INC.,
                             a Colorado corporation

                             By:  /s/ W. J. Thompson
                                  ---------------------------------------------
                                  Title: President
                                         --------------------------------------

                             Attest:  /s/ Margaret Von der Schmidt
                                      -----------------------------------------
                                  Title:  Secretary
                                          -------------------------------------

                                       (CORPORATE SEAL)

STATE OF COLORADO)
                      SS.
COUNTY OF DOUGLAS)

     The foregoing instrument was acknowledged before me this 28th day of March, 1996, by W. J. Thompson and Margaret Von der Schmidt, as President and Secretary, respectively, of Marquest Medical Products, Inc.

     WITNESS my hand and official seal.

     My commission expires 04-04-98.

    [illegible]
    NOTARY PUBLIC

    (NOTARIAL SEAL)

                                     EXHIBIT "A"

                                  Legal Description

Lot 1, Block 1, an amendment to Lots 1 and 3 of an amended plat of Block 1, Meridian Office Park Filing No. 1, Second Amendment as recorded February 10, 1986 under Reception No. 374931, County of Douglas, State of Colorado.

                                     EXHIBIT "B"

                                Permitted Encumbrances

    1. Deed of Trust from Marquest Medical Products, Inc. to the Public Trustee of Douglas County for the use of Colorado National Bank to secure the sum of $1,300,000.

    2.   The rights of tenants as tenants.

    3. Order and Decree establishing the Lincoln Park West Metropolitan District, evidenced by an instrument recorded on October 14, 1976 in Book 296 at page 563 (subject to an Order of the District Court, County of Douglas, changing the name of the Lincoln Park West Metropolitan District to Meridian Metropolitan District, evidenced by an instrument recorded on March 11, 1985 in Book 564 at page 805).

    4. (a) Memorandum of Lease between 901 Corporation as Lessor, and Lincoln Park West Metropolitan District as Lessee, recorded on October 6, 1981 in Book 423 at page 793.

         (b) Second Amendment to Water Lease by and Between TCD North, Inc. and Lincoln Park West Metropolitan District recorded February 7, 1985 in Book 560 at page 780.

         (c) Third Amendment to Water Lease by and Between TCD North, Inc. and Lincoln Park West Metropolitan District recorded on August 6, 1985 in Book 588 at page 116.

         (d) Subordination Agreement in connection with Water Lease by and Between TCD North, Inc. and Lincoln Park West Metropolitan District recorded August 6, 1985 in Book 588 at page 142.

    5. Terms, conditions and provisions of Covenant and Agreement between Meridian 901 Corporation and Lincoln Park West Metropolitan District recorded April 11, 1983 in Book 471 at page 465.

    6. Restrictions and Easements as shown on the Plat and Amended Plat of Block 1, Meridian Office Park, Filing No. 1, Second Amendment; Restrictions and Easements as shown on an Amendment to Lots 1 and 3 of Amended Plat of Block 1, Meridian Office Park, Filing No. 1, Second Amendment.

    7. Terms, conditions and provisions of Landscape Maintenance Agreement Recorded February 20, 1985 in Book 562 at page 566.

    8. (a) Amendment and Restatement of Declaration of Protective Covenants of Meridian 901 Corporation recorded November 2, 1984 in Book 546 at page 750.

         (b) Application in connection with Amendment and Restatement of Declaration of Protective Covenants of Meridian 901 Corporation recorded January 7, 1985 in Book 557 at page 373.

         (c) Designation of New Declaration in connection with Amendment and Restatement of Declaration of Protective Covenants of Meridian 901 Corporation recorded August 6, 1985 in Book 588 at page 235.

    9. Terms, conditions and provisions of Assignment, Bill of Sale and Assumption of Contracts and Other Property Interests by and between Meridian 901 Corporation and TCD North, Inc., recorded February 7, 1985 in Book 560 at page 767.

    10. Restrictions and reservations contained in Deed recorded February 21, 1986 in Book 629 at page 442 (subject to Judgment and Decree for Under Ground Water Rights and Approval of a Plan for Augmentation of TCD North, Inc. in the South Platte

         River System and its Tributaries recorded on July 25, 1985 in Book 586 at pages 370 and 375).

    11. Declaration of Covenants, Conditions and Restrictions recorded on February 21, 1986 in Book 625 at page 435.

    12. Utility Easement granted to Public Service Company of Colorado in an instrument recorded on January 9, 1984, in Book 504 at page 82.

    13. (a) Easement for Aviation and Related Rights and Hazards granted to the Arapahoe County Airport Authority by an instrument recorded on August 8, 1977 in Book 312 at page 511.

         (b) Agreement to Amend Easement for Aviation and Related Rights and Hazards granted to the Arapahoe County Airport Authority recorded on April 5, 1982 in Book 438 at page 142.

    14. Terms and conditions set forth in a letter addressed to the Lincoln Park West Metropolitan District as to the development of water resources and related obligations, recorded on May 11, 1977 in Book 307 at page 745 and amended by an instrument recorded on October 6, 1981 in Book 423 at page 802.

    15. Resolution by the Board of County Commissioners for zoning Recorded October 4, 1974 in Book 267 at page 867 and amended in an instrument recorded on July 29, 1982 in Book 447 at page 602.

    16. Utility Easement granted to Public Service Company of Colorado to construct, operate, maintain, repair and replace utility lines recorded February 23, 1983 in Book 466 at page 587.

    17.  Federal Tax Liens perfected April 11, 1995 and January 22, 1996.

                                     EXHIBIT "C"

                                      SCHEDULE 1

                    (DESCRIPTION OF "DEBTOR" AND "SECURED PARTY")

A.  DEBTOR:

    1.   Name and Identity or Corporate Structure:

    Marquest Medical Products, Inc., a Colorado corporation

    2. The residence or principal place of business of Debtor in the State of Colorado is located at 11039 East Lansing Circle, Englewood, Douglas County, Colorado.

    3. Debtor has been using or operating under said name and identity or corporate structure without change for the following time period: since inception.

B.  SECURED PARTY: Scherer Capital, LLC

********************************************************************************


                                      SCHEDULE 2

              (NOTICE MAILING ADDRESSES OF "DEBTOR" AND "SECURED PARTY")

A.  The mailing address of Debtor is:

    Marquest Medical Products, Inc.
    11039 East Lansing Circle
    Englewood, Colorado 80112
    Attention:  President

B.  The mailing address of Secured Party is:

    Scherer Capital, LLC
    2859 Paces Ferry Road
    Suite 300
    Atlanta, Georgia  30339
    Attention:  President